Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 Inc. Reports Financial Results for the Three Months Ended June 30, 2009 and Announces Investor Conference Call

CARLSBAD, Calif.—(BUSINESS WIRE)—August 14, 2009 Orange 21 Inc. (NASDAQ:ORNG), a leading designer, producer and distributor of sunglasses, snow and motocross goggles, and branded apparel and accessories for the action sports, motorsports, snowsports and youth lifestyle markets, today announced financial results for the quarter ended June 30, 2009.

Consolidated net sales for the three months ended June 30, 2009 were $9.1 million compared to net sales of $14.0 million for the three months ended June 30, 2008. We incurred a net loss of $254,000 for the three months ended June 30, 2009, compared to a net loss of $273,000 for the three months ended June 30, 2008. The net loss for the three months ended June 30, 2009 included $129,000 in non-cash share-based compensation costs in accordance with FASB No. 123(R).

“The current recession continues to have a significant impact on our global sales,” commented Stone Douglass, the Company’s Chief Executive Officer. “During the most recent quarter, we reduced total operating expenses by approximately $2.6 million from the same period last year, and although we have had a significant decrease in sales, we have continued to maintain relatively strong gross profit margins.”

Jerry Collazo, the Company’s Chief Financial Officer, added, “During this period we continued to work with our vendors and customers and fully appreciate the difficulty everyone is undergoing.”

Concluding, Stone Douglass added, “We continue to experience a soft economy and as such we are operating cautiously and managing expenses appropriately. However, we are very excited about new opportunities that are unfolding for Orange 21 and its shareholders and are cautiously optimistic for the next several months.”

Investor Conference Call

We invite you to join us for an investor conference call on Monday, August 17, 2009 at 1:00, p.m. Pacific Daylight time. The dial-in number for the call in North America is 1-866-713-8567 and 1-617-597-5326 for international callers. The participant pass code is 88811389. The call also will be webcast live on the Internet and can be accessed by logging onto www.orangetwentyone.com.

The webcast will be archived on the Company’s website for at least 60 days following the call. An audio replay of the conference call will be available for seven days beginning approximately two hours after the completion of the call on August 17, 2009. The audio replay dial-in number for North America is 1-888-286-8010 and 1-617-801-6888 for international callers. The replay pass code is 37127211.

About Orange 21 Inc.

Orange 21 designs, develops, markets and produces premium products for the action sport, motorsports, snowsports and youth lifestyle markets. Orange 21’s primary brand, Spy Optic (TM), manufactures sunglasses and goggles targeted toward the action sports, motorsports, snowsports and youth lifestyle markets.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. Specifically, comments in this press release regarding our future prospects, new opportunities potential, cost saving measures, improved efficiencies, ability to reap financial rewards from enhanced relationships with customers and vendors, organizational changes, the strength of and demand for our brand and the success of our sales and marketing initiatives are forward-looking statements and are subject to inherent risks. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy, changes in consumer discretionary spending; changes in the value of the U.S. dollar, Canadian dollar and Euro; changes in commodity prices; our ability to source raw materials and finished products at favorable prices; risks related to the limited visibility of future orders; our ability to continue to develop, produce and introduce innovative new products in a timely manner; our ability to identify and execute successfully cost-control initiatives without adversely impacting sales; the performance of new products and continued acceptance of current products; our execution of strategic initiatives and alliances; uncertainties associated with intellectual property protection for our products; and other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although, we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

Contact:

Orange 21 Inc.

Jerry Collazo, Chief Financial Officer

760-804-8420

Fax: 760-804-8442

www.orangetwentyone.com

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except number of shares and per share amounts)

	June 30,	December 31,
	2009	2008
	(Unaudited)
Assets
Current assets
Cash	$1,165	$471
Accounts receivable, net	5,911	6,991
Inventories, net	9,173	11,698
Prepaid expenses and other current assets	1,304	1,607
Income taxes receivable	197	171

Total current assets	17,750	20,938
Property and equipment, net	4,852	5,417
Intangible assets, net of accumulated amortization of $661 and $601 at June 30, 2009 and December 31, 2008, respectively	345	401
Other long-term assets	74	67

Total assets	$23,021	$26,823

Liabilities and Stockholders’ Equity
Current liabilities
Lines of credit	$4,401	$5,787
Current portion of capital leases	331	483
Current portion of notes payable	504	484
Accounts payable	4,666	8,635
Accrued expenses and other liabilities	3,617	3,868
Income taxes payable	233	214

Total current liabilities	13,752	19,471
Capitalized leases, less current portion	664	754
Notes payable, less current portion	653	357
Deferred income taxes	407	391

Total liabilities	15,476	20,973
Stockholders’ equity
Preferred stock: par value $0.0001; 5,000,000 authorized; none issued	—	—
Common stock: par value $0.0001; 100,000,000 shares authorized; 11,864,155 and 8,176,850 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	1	1
Additional paid-in-capital	40,232	37,432
Accumulated other comprehensive income	855	902
Accumulated deficit	(33,543)	(32,485)

Total stockholders’ equity	7,545	5,850

Total liabilities and stockholders’ equity	$23,021	$26,823

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net sales	$9,116	$13,984	$16,537	$25,538
Cost of sales	4,930	7,039	8,720	13,149

Gross profit	4,186	6,945	7,817	12,389
Operating expenses:
Sales and marketing	1,918	3,498	3,682	6,450
General and administrative	2,036	2,674	4,183	5,136
Shipping and warehousing	239	522	510	1,029
Research and development	286	343	511	633

Total operating expenses	4,479	7,037	8,886	13,248

Loss from operations	(293)	(92)	(1,069)	(859)
Other expense:
Interest expense	(73)	(143)	(165)	(321)
Foreign currency transaction gain (loss)	122	(3)	183	(208)
Other income	19	3	2	33

Total other income (expense)	68	(143)	20	(496)

Loss before income taxes	(225)	(235)	(1,049)	(1,355)
Income tax expense (benefit)	29	38	9	(231)

Net loss	$(254)	$(273)	$(1,058)	$(1,124)

Net loss per share of Common Stock
Basic	$(0.02)	$(0.03)	$(0.10)	$(0.14)

Diluted	$(0.02)	$(0.03)	$(0.10)	$(0.14)

Shares used in computing net loss per share of Common Stock
Basic	11,864	8,168	11,004	8,166

Diluted	11,864	8,168	11,004	8,166